Exhibit 23.1
Tiffany & Co.
Report on Form 10-K
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-163369, 333-151257, 333-132947, 333-43978, 333-85195, 333-85197, 333-85199, 333-85201, 033-54847, 333-111258, 333-67723, and 333-67725) of Tiffany & Co. of our report dated March 30, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
March 30, 2010